EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-3 No. 333-141464) of Globecomm Systems Inc.

(2)	Registration Statement (Form S-8 No. 333-70527) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan

(3)	Registration Statement (Form S-8 No. 333-95783) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan

(4)	Registration Statement (Form S-8 No. 333-54622) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan

(5)	Registration Statement (Form S-8 No. 333-81822) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan

(6)	Registration Statement (Form S-8 No. 333-102928) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan

(7)	Registration Statement (Form S-8 No. 333-112351) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan

(8)	Registration Statement (Form S-8 No. 333-120635) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan

(9)	Registration Statement (Form S-8 No. 333-122421) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan

(10)	Registration Statement (Form S-8 No. 333-138915) pertaining to the Globecomm Systems Inc. 2006 Stock Incentive Plan

(11)	Registration Statement (Form S-3 No. 333-163681) of Globecomm Systems Inc.

(12)	Registration Statement (Form S-8 No. 333-163682) pertaining to the Globecomm Systems Inc. 2006 Stock Incentive Plan
     of our reports dated September 13, 2011, with respect to the consolidated financial statements and schedule of Globecomm Systems Inc., and the effectiveness of internal control over financial reporting of Globecomm Systems Inc., included in this Annual Report (Form 10-K) for the year ended June 30, 2011.
/s/ ERNST & YOUNG LLP
Jericho, New York
September 13, 2011